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                                                                    EXHIBIT 12.1

CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)

                                                     Three Months  Three Months
                                                         Ended        Ended
                                                        3/31/99      3/31/98     1998       1997      1996       1995       1994
                                                        -------      -------    -------    -------   -------    -------    -------
Earnings:
         Earnings (Loss) Before Income Taxes,
                  Minority Interest and
                  Extraordinary Items                   $   148      $   137    $   648    $   639   $   428    $   310    $  (651)

         Plus:
                  Interest Expense                           53           40        178        166       165        213        241
                  Capitalized Interest                      (13)         (13)       (55)       (35)       (5)        (6)       (17)
                  Amortization of Capitalized Interest        1            1          5          3         3          2          1
                  Portion of Rent Expense
                           Representative of Interest
                           Expense                          130          110        461        400       359        360        337
                                                        -------      -------    -------    -------   -------    -------    -------
                                                            319          275      1,237      1,173       950        879        (89)
                                                        -------      -------    -------    -------   -------    -------    -------




Fixed Charges:
                  Interest Expense                           53           40        178        166       165        213        241
                  Portion of Rent Expense
                           Representative of Interest
                           Expense                          130          110        461        400       359        360        337
                                                        -------      -------    -------    -------   -------    -------    -------
Total Fixed Charges                                         183          150        639        566       524        573        578
                                                        -------      -------    -------    -------   -------    -------    -------

Coverage Adequacy (Deficiency)                          $   136      $   125    $   598    $   607   $   426    $   306       (667)
                                                        =======      =======    =======    =======   =======    =======    =======

Coverage Ratio                                             1.74         1.83       1.94       2.07      1.81       1.53        n/a
                                                        =======      =======    =======    =======   =======    =======    =======